UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2013

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On April 2, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Aware, Inc. (“Aware”) approved the following grants of unrestricted stock to the executive officers and directors of Aware under Aware’s 2001 Nonqualified Stock Plan in recognition of their ongoing contributions to Aware:

Name	# of Shares

Richard P. Moberg	25,000

Kevin T. Russell	25,000

John S. Stafford, Jr.	10,000

John S. Stafford, III	10,000

Adrian F. Kruse	10,000

Brian D. Connolly	10,000

Brent P. Johnstone	10,000

    The unrestricted shares will be issued to each executive and director in two (2) equal installments on June 30, 2013 and December 31, 2013 provided each executive officer and director is serving as a director, officer or employee of the Company or any subsidiary of the Company on such date.

    A copy of the form of Unrestricted Stock Award that Aware is using for the grants of unrestricted shares to its executive officers and directors is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.  The foregoing summary of the Unrestricted Stock Awards is qualified in its entirety by the actual Award document, the form of which is filed as Exhibit 10.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

    No financial statements are required to be filed as part of this Report.  The following exhibits are filed as part of this Report:

       10.1  Form of Unrestricted Stock Award for executive officers and directors of Aware, Inc. under the 2001 Nonqualified Stock Plan.

 Signature(s)

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

	By:	/s/ Kevin T. Russell
Kevin T. Russell
Co-President & co-Chief Executive Officer, General Counsel

Date: April 4, 2013

Exhibit Index

Number	Description

10.1	Form of Unrestricted Stock Award for executive officers and directors of Aware, Inc. under the 2001 Nonqualified Stock Plan.